Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A, of our report dated June 16, 2015, relating to the balance sheet of JM Global Holding Company as of April 24, 2015, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from April 10, 2015 (inception) to April 24, 2015, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey
June 16, 2015